Exhibit 10.1

FORBEARANCE AGREEMENT

            THIS AGREEMENT is made as of May 31, 2021 by and among MidCap Business Credit LLC, a Texas limited liability company ("Lender"), Trans-Lux Corporation, a Delaware corporation ("Trans-Lux"), Fairplay Corporation, an Iowa corporation ("Fairplay", and together with Trans-Lux the "Borrowers" and each a "Borrower"), together with guarantors Trans-Lux Canada Ltd., a Canadian corporation, Trans-Lux Energy Corporation, a Connecticut corporation,  Trans-Lux Display Corporation, a Delaware corporation, and Trans-Lux Investment Corporation, a Delaware corporation, (collectively, the "Guarantors" and each a "Guarantor"; and together with Borrowers, jointly, severally and collectively, "Obligors" and each an "Obligor"). As noted below, terms not otherwise defined herein shall have the meanings ascribed in the Loan Agreement and the Modification Agreement, as defined below.

            WHEREAS, the Obligors entered into certain loan arrangements (the "Obligations") with the Lender evidenced by various documents including without limitation a Secured Revolving Time Note dated September 16, 2019 from the Borrowers to the Lender in the maximum principal amount of $4,000,000.00 (as amended, and as restated from time to time, the "Revolving Note"), said Obligations being secured by a blanket first security interest in all assets of all the Obligors pursuant to a Loan and Security Agreement (All Assets) also dated September 16, 2019 by and among the Obligors and the Lender (as amended, and as restated from time to time, the "Loan Agreement").

            WHEREAS, the Guarantors each executed and delivered to Lender Unlimited Guarantees dated September 16, 2019 (each, a "Guaranty" and collectively, the "Guarantees"; and, together with the Loan Agreement, Revolving Note, and any other documents evidencing the Obligations, the "Loan Documents") guarantying any and all liabilities, debts and obligations of Borrowers to Lender now existing or hereafter arising, including without limitation the Obligations, said Guarantees being secured by a blanket first security interest in all assets of the Guarantors further to the Loan Agreement as outlined above; and

WHEREAS, the Loan Agreement was previously amended by a Modification Agreement dated as of June 3, 2020, among the Lender and the Obligors (the "Modification Agreement") whereby the Lender: (i) waived Events of Default resulting from the Borrowers consolidated EBITDA being less than $220,000.00 for the six month period ending March 31, 2020 as required under Section 8(l) of the Loan Agreement, and the Borrowers’ acknowledged  material adverse change in the business and financial condition of the Borrowers; (ii) assented to the Borrowers entering into the Contract Manufacturing Agreement and Fairplay entering into the Security Agreement with Craftsmen; (iii) modified the Borrowing Base implementing the $250,000 Availability Block; (iv) modified and relaxed the Minimum EBITDA covenant per Borrowers request; and

WHEREAS, the Loan Agreement was further amended by a Second Modification Agreement dated as of December 16, 2020, among the Lender and the Obligors whereby the Lender agreed to: (i) waive an Event of Default resulting from the Borrowers permitting their consolidated EBITDA to be less than  $250,000.00 for the three month period ending September 30, 2020, (ii) continue to make Revolving Loans to the Borrowers on a discretionary basis in accordance with the Loan Agreement; and (iii) modify the Minimum EBITDA Covenant by eliminating the covenant test for the six month period ending December 31, 2020; and

WHEREAS,  in consideration of the Lender entering into the Modification Agreement with the Obligors, Nicholas Fazio executed and delivered to the Lender a work through agreement  dated June 4, 2020 (the "Work Through Agreement") agreeing to render assistance in connection with any liquidation of the Collateral, all as more full set forth therein; and

            WHEREAS, new Events of Default have occurred and are continuing under the Loan Agreement and the other Loan Documents as a result of, among other things, (i) the failure of the Borrowers to achieve consolidated EBITDA of at least $100,000.00 for the three month period ending March 31, 2021, as required under Section 8(l) of the Loan Agreement, which failure constitutes an Event of Default pursuant to Section 11(ii) of the Loan Agreement (the “Financial Covenant Default”), (ii) the Borrowers’ incurrence of certain additional indebtedness pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116–136 (2020), as amended, in violation of Section 8(f) of the Loan Agreement, which violation constitutes an Event of Default pursuant to Section 11(ii) of the Loan Agreement, and (iii) the failure of the Borrowers to extend the Carlisle Debt in form reasonably satisfactory to Lender on or before December 1, 2020, which failure constitutes an Event of Default pursuant to Section 11(xxi) of the Loan Agreement (together with the Financial Covenant Default, the "Existing Defaults");

            WHEREAS, on May 21, 2021, the Lender sent a Notice of Default to the Obligors, via Federal Express, notifying such Obligors of the Financial Covenant Default, implementing the Default Rate effective as of March 31, 2021, and reserving all of its rights and remedies;

            WHEREAS, the Obligors have requested that the Lender temporarily forbear from acting on the Existing Defaults and continue making advances on a discretionary basis through August 31, 2021 in order to permit the Borrowers sufficient time to refinance the Obligations; and

            WHEREAS, the Lender is so willing, but only upon the terms and conditions outlined herein below, and while expressly reserving all rights and remedies in connection with the Existing Defaults as expressly outlined herein,

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Obligors and the Lender hereby stipulate, covenant and agree as follows:

1.                  Defined Terms.  Each capitalized term or phrase used herein and not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

2.                  Recitals.   The Obligors agree that the Recitals are correct and are adopted by the parties and incorporated herein.

3.                  Current Indebtedness. The Obligors hereby acknowledge, ratify and confirm their respective liabilities to the Lender for repayment of the Obligations pursuant to the Loan Documents, including without limitation any and all unpaid principal and accrued interest, late charges, fees and other costs of collection, including without limitation attorneys' fees and expenses incurred or to be incurred in connection therewith.  As of May 26, 2021 the principal amount outstanding under the Loan Documents is $428,926.46 plus accrued and unpaid interest, fees (including attorneys’ fees), costs and all other amounts due thereunder. The Obligors acknowledge, agree and confirm that any interest, attorneys' fees and costs of collection will continue to accrue and be incurred during the term of this Agreement and thereafter.

4.                  Acknowledgement of Existing Defaults.  The Obligors expressly acknowledge the existence of the Existing Defaults. Each of the Obligors hereby represents and warrants that no Event of Default or failure of condition exists, or would exist with notice or lapse of time or both under any of the Loan Documents, other than the Existing Defaults.

5.                  Waiver of Defenses and Claims.  Each of the Obligors represents and warrants that it has no defenses, setoffs or counterclaims to the payment of its liabilities and Obligations to the Lender.  To the extent any such defenses, setoffs, counterclaims ever existed, they are hereby waived and the Lender is released, remised and forever discharged from any and all claims now existing or hereafter arising of each and all of the Obligors in consideration of the Lender's agreements contained herein.  Each of the Obligors also hereby releases the Lender together with its officers, agents, counsel, successors or assigns, from any and all claims or causes of action it may have against such parties, whether known or unknown, contingent or otherwise, as of the date hereof.

6.                  Validity of Documents.  Each of the Obligors acknowledges and agrees that:

(a)                the liabilities arising out of the Loan Documents are the respective legal, valid and binding obligations of each of the Obligors;

(b)               the liens, encumbrances and security interests granted to the Lender pursuant to the Loan Documents remain valid, perfected and enforceable; and

(c)                Except to the extent the Lender has agreed to limit its rights thereto pursuant to this Agreement, (i) the Lender may enforce the payment and performance of all obligations of the Obligors under the Loan Documents, and (ii) the Lender reserves and does not waive any of the rights under the Loan Documents, the terms and conditions of which remain in full force and effect except as specifically modified herein.

7.                  Negative Covenants. The Obligors hereby agree that, they will not, without the prior written consent of the Lender, sell, convey or otherwise dispose of any of their property other than customary sales or transfers in the ordinary course, nor directly or indirectly create, incur, assume or suffer to exist any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement with respect to any property or asset now owned or hereafter acquired by the Borrowers, except for any lien securing any indebtedness to the Lender and except as noted herein.  The Obligors also agree not to loan, transfer, outside of the ordinary course of business, or give money to any other party and/or to each other, except to pay an obligation to the Lender.

8.                  The Lender's Forbearance.  The Lender agrees to forbear from acting on the Existing Defaults until the earliest to occur of the following (collectively, the "Termination Events" and individually a "Termination Event"):

(a)                If the Borrowers shall fail to make any payments to the Lender when due; or

(b)               If the Borrowers shall fail to comply with or perform, or shall breach or violate, any warranty, representation, covenant, agreement, prohibition, restriction or condition contained herein or in the Loan Documents, including without limitation the occurrence of any further Event of Default other than the Existing Defaults; or

(c)                If by order of a court of competent jurisdiction, a trustee, receiver or liquidator of property of the Borrowers shall be appointed; or

(d)               If either Borrower shall file a petition in bankruptcy or for reorganization, or if, by decree of a court of competent jurisdiction, either Borrower shall be adjudicated a bankrupt, or be declared insolvent, or shall make an assignment of the benefit of creditors, or shall admit in writing its inability to generally pay its debts as they become due and payable, or shall consent to the appointment of a receiver or receivers; or

(e)                 If any of the creditors of the Borrowers shall file a petition in bankruptcy against either Borrower or for reorganization of such Borrower if not dismissed within forty-five days; or

(f)        August 31, 2021.

9.                  Terms of Forbearance.  The Lender's forbearance is subject to the following terms and conditions:

(a)                Notwithstanding the Existing Defaults, the Lender may, in its sole discretion, continue to make Revolving Loans to the Borrowers on a discretionary basis in accordance with the Loan Agreement. To the extent that the Lender determines to make any such additional Revolving Loans, such advances shall be subject to an additional availability block pursuant to which Availability under the Borrowing Base shall reduce by an additional Ten Thousand ($10,000.00) Dollars on each Friday that this Agreement is in effect, commencing on Friday, June 4, 2021 and continuing on Friday of each week thereafter (the "Additional Availability Block"). By way of example, on Friday, June 4, 2021, Availability will be reduced to $10,000.00 less than it would otherwise be pursuant to the terms of the Loan Agreement; on Friday, June 11, 2021, Availability will be reduced to $20,000.00 less than it would otherwise be pursuant to the terms of the Loan Agreement, and so on. Implementation of the Availability Block shall not, in any way, limit the Lender’s ability to establish additional reserves or such other amounts that the Lender may from time to time establish and adjust in reducing the amount available for borrowing under the Loan Agreement.

(b)               Pursuant to Section 16(b) of the Loan Agreement, in light of the Existing Defaults, the Borrowers shall pay to the Lender, upon the earliest Termination Event to occur,  a termination fee (the “Termination Fee”) in an amount equal to Eighty Thousand ($80,000.00) Dollars which Termination Fee shall be deemed earned in full upon execution of this Agreement.  Notwithstanding the foregoing, the Lender will agree to reduce the Termination Fee to $40,000 provided that all of the obligations are indefeasibly paid in full on or before August 31, 2021 and no prior Termination Event has occurred.

10.              Enforcement of Loan Documents.  Except for the Lender's agreement to forbear from foreclosing its collateral as set forth above, nothing in this Agreement and no action taken pursuant hereto, shall be deemed to prevent, impair or limit the Lender 's rights against the Obligors or under the Loan Documents and any other security documents at any time, it being expressly understood and agreed that the Lender expressly reserves those rights (except for those rights modified herein or subsequently modified in writing) and, does not waive any defaults by the Borrowers other than those waived herein or subsequently waived in writing.

11.              Financial Condition.  The Obligors warrant they have not transferred any of their property for less than "fair consideration" within the preceding twelve months.  The Obligors shall allow the Lender or its independent certified accountants reasonable access to their financial records, including without limitation past income tax returns, for the purpose of determining the accuracy and otherwise verifying the truth of the Obligors’ representations and warranties regarding their financial condition.

12.              Environmental Warranty.  The Obligors hereby represent, warrant and covenant that none of them has in any manner unlawfully generated, stored or disposed of, released or to the best of their knowledge after diligent inquiry, permitted the release of any flammable substance, explosives, radioactive materials, hazardous wastes, toxic substances, material from, into or in any property mortgaged to the Lender, as any of such terms may be defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, and regulations adopted thereunder, or in any other applicable federal, state or local environmental laws, rules or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials.  The Obligors shall defend, indemnify and hold harmless the Lender against any and all claims, damages, losses, liabilities, costs or expenses including reasonable attorneys' fees which the Lender may incur or which may be claimed against the Lender by any person or entity by reason of said property.

13.              No Assignment.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided however that no party other than the Lender may assign this Agreement or any rights hereunder without the Lender's prior written consent and any prohibited assignment shall be absolutely void.  No consent to an assignment from the Lender shall release any other party hereto from the liabilities to the Lender.

14.              Further Assurances. The Obligors will deliver any and all reports, documents and additional information reasonably requested by the Lender, from time to time, and will take such other actions as the Lender may reasonably request from time to time to perfect or continue the Lender's security interests in the Obligors’ property, and to accomplish the objectives of this Agreement.

15.              Governing Law.  This Agreement has been negotiated and accepted in, and shall be deemed to have been made in the Commonwealth of Massachusetts and the validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

16.              Waiver of Jury Trial.  THE OBLIGORS HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS.

17.              Forbearance Not a Waiver.  Neither this Agreement nor any payment made of principal or interest made by the Borrowers pursuant hereto shall be deemed to affect an extension of the Loan Documents or to establish any deferred payment schedule that the Borrowers would otherwise have had the benefit but for the maturity of the Note. The Lender expressly reserves all rights and remedies in connection with the Existing Defaults.

18.              Entitlement to Immediate Relief from Stay.  The Borrowers hereby acknowledge and agree, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that in the event either Borrower should make application for or seek relief or protection under any of the Sections or Chapters of the United States Bankruptcy Code (the "Code"), or in the event that any involuntary petition is filed against either Borrower, then, in such event, the Lender shall thereupon be entitled to immediate relief from any automatic stay imposed by Section 362 of the Code, or otherwise, on or against the exercise of the rights and remedies available to the Lender pursuant to this Agreement or the applicable Loan Documents, or otherwise.  The foregoing shall in no way preclude, restrict or prohibit the Borrowers from filing for protection under the Code.

19.              Entitlement to Additional Relief.  The Obligors hereby acknowledge and agree, in further consideration for the Lender entering into this Agreement that, upon the occurrence of a Termination Event hereunder, the Lender shall be entitled to, at the Lender’s election, the appointment of a receiver of each of the Obligors’ assets.  The Obligors further waive any and all rights to object to or otherwise challenge the Lender’s right to the appointment of a receiver hereunder.

20.              Lender Access to Consultants.  The Obligors hereby authorize and permit the Lender to have direct and unfettered contact with any accountants, financial advisors or turnaround consultants retained by the Obligors, and hereby authorizes such consultants or advisors to provide the Lender with full access to all of their financial projections, analyses and work product.

21.              Release upon Satisfaction.  In consideration of the covenants and agreements contained herein, the Obligors hereby agree to execute and deliver a general release to the Lender in conjunction with any payoff or satisfaction of the Obligations.

22.              Direct Charge.  The Borrowers hereby authorize and direct the Lender to charge any of Borrowers’ accounts under the control of the Lender to pay any payments of principal, accrued interest or costs and expenses (including, without limitation, attorneys' fees) as the same becomes due and payable pursuant to any note or other agreement between the Borrowers and the Lender.

23.              Informed Execution.  The Obligors warrant and represent to the Lender that the Obligors: (i) have read and understood all of the terms and conditions of this Agreement; (ii) intend to be bound by the terms and conditions of this Agreement; (iii) are executing this Agreement freely and voluntarily, without duress, after consultation with independent counsel of their own selection; and (iv) acknowledge and agree that the forbearance provided to the Borrowers by the Lender pursuant to this Agreement constitutes a fair and reasonable time frame within which all of the Obligations are to be paid in full.

24.              Severability.  Each provision of this Agreement shall be severable from every other provision hereof for the purpose of determining the legal enforceability of any specific provision.  Except as otherwise specifically provided herein, all obligations, liabilities and responsibilities of the Borrowers shall survive the consummation of the transaction set forth herein.

25.              Third Party Beneficiaries.  Except as otherwise expressly provided, this Agreement and all other instruments executed and delivered in connection herewith are not intended to benefit any third parties, including without limitation such parties that may have claims against the Borrowers.

26.              Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of the counterparts shall constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be effective as delivery of a manually executed counterpart thereof.

27.              Ratification.  To the extent not otherwise modified herein, all of the Loan Documents executed by each of the parties hereto is ratified and confirmed.

28.              Authorization to Sign.  The parties signing below acknowledge and represent that they are duly authorized to sign on behalf of the Lender or the identified Obligors, as the case may be.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWERS:

TRANS-LUX CORPORATION

FAIRPLAY CORPORATION

By: /s/Todd Dupee

Name:     Todd Dupee

Title:       Senior Vice President and

               Chief Accounting Officer of each

               of the above Companies

Address:          135 East 57th Street, 14th Floor

                        New York, NY 10022

Telephone:       800-243-5544

Telecopier:       515-266-0127

Email:              tdupee@trans-lux.com

GUARANTORS:

TRANS-LUX CANADA LTD.

TRANS-LUX ENERGY CORPORATION

TRANS-LUX DISPLAY CORPORATION

TRANS-LUX INVESTMENT CORPORATION

By: /s/ Todd Dupee

Name:     Todd Dupee

Title:       Senior Vice President and

               Chief Accounting Officer of each

               of the above Companies

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LENDER:

MIDCAP BUSINESS CREDIT LLC

By: /s/ Steven A. Samson

Name:  Steven A. Samson

Title:    President

Address:          433 South Main Street

         West Hartford, Connecticut 06110

Attn:                Steven A. Samson, President

Telephone:       860-503-1629

Telecopier:       800-217-0500

Email:              ssamson@midcap.com

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Acknowledged and agreed to by the undersigned, who hereby ratifies and confirms his obligations to the Lender under the Work Through Agreement.  The undersigned also hereby remises and releases the Lender together with its officers, directors, and counsel, from any and all claims or causes of action now existing or hereafter arising in consideration of the Lender entering into this Agreement with the Obligors.

                                                                                    _/s/ Nicholas Fazio____________________

                                                                                    Nicholas Fazio (Individually)

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